SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-1424
SERIES NO.: 14


72DD. 1 Total income dividends for which record date passed during the period.
        ($000's Omitted)
        Class A                                                         $   499
      2 Dividends for a second class of open-end company shares ($000's Omitted)
        Class R                                                         $     4
        Investor Class                                                  $   176
        Institutional Class                                             $   808

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from Net Investment Income
        Class A                                                         $0.0629
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class R                                                         $0.0300
        Investor Class                                                  $0.0629
        Institutional Class                                             $0.1495


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                           7,957
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                           3,610
        Class C                                                           1,794
        Class R                                                             136
        Investor Class                                                    2,742
        Institutional Class                                               8,243

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                         $ 16.22
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                         $ 15.53
        Class C                                                         $ 15.52
        Class R                                                         $ 16.09
        Investor Class                                                  $ 16.25
        Institutional Class                                             $ 16.37